RESTATED AND AMENDED BYLAWS
                                       OF

                       PIONEER HI-BRED INTERNATIONAL, INC.

                                   ARTICLE I.
                                PRINCIPAL OFFICE


The principal office of the Corporation shall be located at 700 Capital Square, 400 Locust Street in the City of Des Moines, in the County of Polk, State of Iowa.


                                   ARTICLE II.
                            MEETINGS OF SHAREHOLDERS

        SECTION 1. Annual Meeting. The annual meeting of the shareholders shall be held on the fourth Tuesday of January of each year, beginning with the year 1988 at the hour of 2:00 P.M. for the purpose of electing directors and for the transaction of such other business as may come before the meeting; PROVIDED, HOWEVER, that the President may in any year designate an earlier date as the day of the annual meeting that year. If the day fixed for the annual meeting as herein provided shall be a legal holiday, and a different day is not designated by the President, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting or any adjournment thereof, the Board of Directors shall cause the election to be held at a meeting of the shareholders as soon thereafter as conveniently may be held.

        SECTION 2. Special Meetings. Special meetings of shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Article of Incorporation, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of shareholders of at least 50% of all of the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of the shareholders shall be limited to the purposes stated in the notice. Such request by shareholders shall be signed, dated, and delivered to the corporation's Secretary in one or more written demands. Any request by shareholders or otherwise shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of the shareholders shall be limited to the purposes stated in the notice.

        SECTION 3. Place of Meeting. The Board of Directors or the President may designate any place, either within or without the State of Iowa, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders may designate any place, either within or without the State of Iowa, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the Corporation in the State of Iowa.

        SECTION 4. Notice of Meetings. Written or printed notice stating the place, day and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) or more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the records of the Corporation, with postage thereon prepaid.

        SECTION 5. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period, but not to exceed, in any case, seventy (70) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy
(70) days and, for a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

        SECTION 6. Voting Lists. The officer or agent having charge of the transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in this State, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

        SECTION 7. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, a majority of the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Articles of Incorporation a different vote is required, in which case, such express provision shall govern and control the decision of such question.

        SECTION 8. Proxies. Each shareholder shall at every meeting of the shareholders be entitled to that number of votes as is determined by the Corporation in accordance with Article IV of the Articles of Incorporation of the Corporation, as presently in effect or as may be amended hereafter, upon each matter submitted to vote of the shareholders to be voted in person or by proxy executed in writing by said shareholder or by his duly authorized attorney-in-fact, for each share of the capital stock having voting power held by such shareholder. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

        SECTION 9. Voting of Shares by Certain Holders. Shares standing in the name of another Corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the Bylaws of such Corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such Corporation may determine. Shares standing in the name of a deceased person, a minor, ward or an incompetent person, may be voted by his administrator, executor, court appointed guardian or conservator, either in person or by proxy without a transfer of such shares into the name of such administrator, executor, court appointed guardian or conservator. Shares standing in the name of a trustee may be voted by him either in person or by proxy.

        Shares standing in the name of the receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so be contained in an appropriate order of the court by which such receiver was appointed. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred. Shares of its own stock belonging to this Corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any time, but shares of its own stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

        SECTION 10. Inspectors. At any meeting of shareholders, the chairman of the meeting may, or upon the request of any shareholder, shall appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results; and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders. Each report of an inspector shall be in writing and signed by him or by a majority of them if there be more than one inspector acting at such meeting. If there is more than one inspector, the report of the majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

        SECTION 11. Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the shareholders entitled to vote with respect to the subject matter thereof.

        SECTION 12. Voting by Ballot. Voting on any question or in any election may be viva voce unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

        SECTION 13. Shareholder Business Proposals. At any annual meeting of the Corporation's shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder. Business may be properly brought before an annual meeting by a shareholder only if written notice of the shareholder's intent to propose such business has been given, either by personal delivery or by United States mail, first class postage prepaid, to the Secretary of the Corporation no later than ninety days in advance of such annual meeting, provided that in the event that less than ninety days' notice or prior public disclosure of the date of such annual meeting is given or made to shareholders, the shareholder's submission shall be timely if received by the Secretary of the Corporation not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made (whichever first occurs). Each notice of new business must set forth: (i) the name and address of the shareholder who intends to raise the new business; (ii) the business desired to be brought forth at the meeting and the reasons for conducting such business at the meeting; (iii) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote with respect to such business and intends to appear in person or by proxy at the meeting to move the consideration of such business; (iv) such shareholder's beneficial ownership of the Corporation's voting stock; and (v) such shareholder's interest in such business. The chairman of the meeting may refuse to acknowledge a motion to consider any business that he determines was not made in compliance with the foregoing procedures.

        An adjourned meeting, if notice of the adjourned meeting is not required to be given to shareholders, shall be regarded as a continuation of the original meeting, and any notice of new business must meet the foregoing requirements based upon the date on which notice or public disclosure of the date of the original meeting was given or made. In the event of an adjourned meeting where notice of the adjourned meeting is required to be given to shareholders, any notice of new business made by a shareholder with respect to the adjourned meeting must meet the foregoing requirements based upon the date on which notice or public disclosure of the date of the adjourned meeting was given or made.

        No action may be taken by the Board of Directors (whether through amendment of the Bylaws or otherwise) to amend, alter, change or repeal, directly or indirectly, the provisions of this Article II, Section 13 of the Bylaws, unless two-thirds of the directors (based on the number of directors then authorized, regardless of whether there are any vacancies) shall concur in such action.


                                  ARTICLE III.
                               BOARD OF DIRECTORS

        SECTION 1. General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

        SECTION 2. Number, Tenure and Qualifications. The number of directors which shall constitute the whole Board shall be such number, not less than twelve (12) nor more than sixteen (16), as may be determined from time to time by vote of a majority of the entire Board of Directors. The directors shall be divided into three (3) classes each of which shall be as nearly equal in number as possible except as provided in Section 3 of this Article. The directors shall be elected at an annual meeting of the shareholders, and shall hold an office for a term of the lesser of (a) three (3) years or (b) until the end of the term for the Class of Directors to which such Director has been elected and until his successor is elected and qualified. A Director need not be a shareholder of this Corporation.

        SECTION 3. Vacancies. Any vacancy occurring in the Board of Directors and any directorship to be filled by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. Any director elected to fill a vacancy created other than by reason of an increase in the number of directors shall be elected for the unexpired term of his or her predecessor in office.

        No action may be taken by the Board of Directors (whether through amendment of the Bylaws or otherwise) to amend, alter, change or repeal, directly or indirectly, the provisions of this Article III, Section 3 of the Bylaws, unless two-thirds of the directors (based on the number of directors then authorized, regardless of whether there are any vacancies) shall concur in such action.

        SECTION 4. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw, immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Iowa, for the holding of additional regular meetings without other notice than such resolution.

        SECTION 5. Special Meetings. Special Meetings of the Board of Directors may be called by or at the request of the President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Iowa, as the place for the holding of such meeting.

        SECTION 6. Notice. Notice shall be given at least 24 hours in advance of the time set for such meeting and may be given by telephone or telegram. If notice be given by telegram, such notice shall deem to be delivered when delivered to the telegraph company. Any director may waive notice of a meeting by written waiver, executed either before or after the time stated in the notice. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a director attends such meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

        SECTION 7. Quorum. A majority of the number of directors currently in office shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided, that if less than a majority of such number of directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

        SECTION 8. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, the Articles of Incorporation or these Bylaws. Members of the Board of Directors or any committee designated by such board, may participate in a meeting of such board or committee by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

        SECTION 9. Informal Action. Unless specifically prohibited by statute, the Articles of Incorporation or these Bylaws, any action required to be taken at a meeting of the Board of Directors, or any other action which may be taken at a meeting of the Board of Directors or of any committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors entitled to vote with respect to the subject matter thereof, or by all the members of such committee and filed with the minutes of proceedings of the Board or committee as the case may be. Any such consent signed by all the Directors or all the members of such committee shall have the same effect as a unanimous vote, and may be stated as such in any document filed with the Secretary of State, or issued for any other reason.

        SECTION 10. Compensation. The Directors may be paid for their expenses, if any, of attendance at such meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors, or a stated salary or fee as such director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

        SECTION 11. Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to directors who voted in favor of such action.

        SECTION 12. Removal of Directors. The shareholders may at any time at a meeting expressly called for that purpose remove any or all of the directors, for cause, by a vote of two-thirds of the shares then entitled to vote at an election of directors. For the purposes of this Section 12, removal "for cause" shall mean that the director to be removed has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal, or that the director to be removed has been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation by a court of competent jurisdiction and such adjudication is no longer subject to direct appeal. Any vacancy in the Board of Directors resulting from the removal of a director shall be filled by majority vote of the remaining members of the Board of Directors.

        SECTION 13. Committees of Directors. The Board of Directors may, by resolution passed by a majority of the whole board, designate an executive committee and/or one or more other committees, each committee to consist of two or more of the Directors of the Corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

        The Compensation Committee shall consist of no less than three and no more than eight directors who are not at the time of their election employees of the Corporation or otherwise entitled to participate in any compensation or incentive plan administered by the Committee, except to the extent otherwise determined by a majority of the directors who are not members of the Compensation Committee. The Compensation Committee shall be responsible for all executive compensation programs of the Corporation, including, without limitation, stock incentive plans and shall evaluate and recommend to the Board of Directors compensation for executive officers. It shall review summaries of current compensation paid all other officers, and shall periodically report changes in the compensation plans for all officers and employees to the Board of Directors. It shall receive and review such reports of compensation and benefit plan administration from the Corporation's management as it may require. The Compensation Committee shall also review, and make recommendations concerning, management structure and succession planning, management retirement policy, and officer supervision and training to assure the full development of management potential and an orderly succession of management.

        The Nominating Committee shall consist of not less than three nor more than nine directors and shall be responsible for establishing criteria for the election of directors, reviewing management's evaluation of any officers proposed for nomination to the Board of Directors, and reviewing the qualifications of, and when appropriate interviewing, candidates who may be proposed for nomination to the Board of Directors, including those nominees recommended by shareholders. The Committee shall be responsible for recommending to the Board of Directors, not less than 120 days prior to each annual meeting of the shareholders, a slate of directors to be elected for the following year. The Committee shall also perform such other duties in connection with the search for qualified directors and the selection, election, or termination of directors as the Board of Directors may request.

        The Audit Committee shall consist of not less than three nor more than nine directors, a majority of whom shall be independent directors. The Committee shall have general oversight responsibility with respect to the Corporation's financial reporting. In performing its oversight responsibility, the Committee shall make recommendations to the Board of Directors as to the selection, retention, or change in the independent accountants of the Corporation, review with the independent accountants the scope of their examination and other matters (relating to both audit and non-audit activities), and review generally the internal auditing procedures of the Corporation. In addition, the Committee shall review corporate policies relating to compliance with laws and regulations, ethics, and conflicts, and (consistent with the NASDAQ listing requirement) it shall conduct a review of all material related party transactions on an ongoing basis. In undertaking the foregoing responsibilities, the Audit Committee shall have unrestricted access, if necessary, to company personnel and documents and shall be provided with the resources and assistance necessary to discharge its responsibilities, including periodic reports from management assessing the impact of regulation, accounting, and reporting or other significant matters that may affect the Corporation. The Committee shall have authority to appoint and dismiss the Corporation's director of internal audit. The duties and responsibilities of the Audit Committee shall be set forth in further detail in a charter developed by the Committee, provided that the duties and responsibilities set forth therein shall be consistent with this
Section 13 and any resolution passed by a majority of the Directors relating to the responsibilities of the Committee.

        In addition, the Board of Directors may, by resolution passed by a majority of the Directors, designate an executive committee and/or one or more other committees, each committee to consist of two or more of the Directors of the Corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

        SECTION 14. Committee Minutes. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

        SECTION 15. Shareholder Nomination of Director Candidates. Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any shareholder entitled to vote in the election of directors generally. However, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of shareholders, ninety days prior to the anniversary date of the records date set for the immediately preceding annual meeting of shareholders, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer at the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

        No action may be taken by the Board of Directors (whether through amendment of the Bylaws or otherwise) to amend, alter, change or repeal, directly or indirectly, the provisions of this Article III, Section 15 of the Bylaws, unless two-thirds of the directors (based on the number of directors then authorized, regardless of whether there are any vacancies) shall concur in such action.

                                   ARTICLE IV.
                                    OFFICERS

        SECTION 1. Number. The officers of the Corporation shall be a President, Vice President, Secretary and a Treasurer. The Board of Directors may also choose additional Vice Presidents and one or more Assistant Secretaries and Assistant Treasurers. Any two or more offices may be held by the same person, except that the offices of President and Secretary shall not be held by the same person.

        SECTION 2. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected or until his death or until he shall resign or shall have been removed in the manner herein provided. Election or appointment of an officer or agent shall not of itself create contract rights.

        SECTION 3. Other Officers. The Board of Directors may appoint such other officers and agents, as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

        SECTION 4. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed from office by the affirmative vote of a majority of the Board of Directors at any meeting whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

        SECTION 5. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, and new offices may be filled by the Board of Directors, at any meeting thereof for the unexpired portion of the term.

        SECTION 6. President. The President shall be the principal executive officer of the Corporation and shall, in general, supervise and control all of the business and affairs of the Corporation. Unless otherwise provided by the Board, he shall preside at all meetings of the shareholders and the Board of Directors. He may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

        SECTION 7. Vice President. In the absence of the President, or in the event of his inability or refusal to act, the Vice President, or if there shall be more than one, the Vice Presidents, in the order determined by the Board of Directors, shall perform the duties of the President, and when so acting, shall have all powers of and be subject to all restrictions upon the President. Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation; and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

        SECTION 8. Secretary. The Secretary shall: (1) attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required; (2) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (3) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such holder; (4) have general charge of the stock transfer books of the Corporation; (5) perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors; and (6) have custody of the corporate seal of the Corporation and have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

        SECTION 9. Assistant Secretary. The Assistant Secretary, or, if there be more than one, the Assistant Secretaries, in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

        SECTION 10. Treasurer. The Treasurer shall: (1) have charge and custody of and be responsible for all funds and securities of the Corporation; (2) receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such banks, trust companies or other depositories as shall be designated by the Board of Directors; (3) disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements; (4) keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation; (5) render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation; and (6) perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors. If required by the Board of Directors, give a bond in such sum and with such surety or sureties as the Board of Directors may determine for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

        SECTION 11. Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers, in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

        SECTION 12. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

                                   ARTICLE V.
                           CONTRACTS, LOANS AND CHECKS

        SECTION 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

        SECTION 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless
authorized  by a resolution of the  Board of Directors.   Such authority  may be
general or confined to specific instances.

        SECTION 3. Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents, of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

                                   ARTICLE VI.
                                 INDEMNIFICATION


        SECTION 1. Indemnification. The Corporation shall indemnify every person who is or was a party or involved (as a witness or otherwise)or is threatened to be made a party or involved (as a witness or otherwise) (hereafter Indemnitee) in any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, formal or informal, and whether or not by or in the right of the Corporation or otherwise (hereafter a "Proceeding"), by reason of the fact that he is or was a director, officer, or employee of the Corporation, or while a director, officer or employee of the Corporation, is or was serving at the request of the Corporation (or such service was approved by the Corporate Management Committee (committee of Executive Officers selected by the President) or successor committees) as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, or by reason of any action alleged to have been taken or not taken by him while acting in any such capacity, against expenses (including counsel fees and expenses when incurred) (hereafter "Expenses") and all liability and loss, including judgment, fine, (including excise taxes assessed with respect to an employee benefit plan), and penalties and amounts paid or to be paid in settlement (whether with or without court approval) (hereafter "Liabilities"), actually incurred by him in connection with such Proceeding, to the fullest extent permitted by law as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment). Notwithstanding anything in this Article to the contrary, except with respect to a proceeding to enforce rights to indemnification or advancement of expenses under this Article, the Corporation shall provide indemnification and advancement of Expenses under this Article to persons seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board of Directors.

        SECTION 2. Advancement of Expenses. The right to indemnification conferred in this Article shall include the right to be paid by the Corporation the Expenses incurred in connection with the proceeding in advance of the final disposition thereof promptly after receipt by the Corporation of a request therefor stating in reasonable detail the Expenses incurred, provided, however, that to the extent required by law, the payment of such Expenses in advance of the final disposition of a proceeding shall be made only upon the Corporation's receipt of an undertaking by or on behalf of such person to repay such amounts if it shall ultimately be determined that he is not entitled to be indemnified under this Article or otherwise (this undertaking need not be secured and must be accepted without reference to the ability to repay).

        SECTION 3. Determination. Any indemnification, under these Articles (unless ordered by court or as otherwise provided in Section 2 for the advancement of expenses) shall be made by the Corporation upon a determination that the indemnification of the Indemnitee is proper in the circumstances because he has met the applicable standard of conduct. Such determination shall be made (1) by the board of directors by majority vote of a quorum consisting of directors not at the time parties to the Proceeding, (2) if a quorum cannot be obtained, by a majority vote of a committee duly designated by the board of directors, in which designation directors who are parties may participate, consisting solely of two or more directors not at the time parties to the proceeding, (3) by special legal counsel selected by the board of directors by vote as set forth in clause "(1) or (2)" of this Section 3, if a quorum of the board of directors cannot be obtained and a committee cannot be designated, selected by majority vote of the full board of directors, in which selection directors who are parties may participate, or (4) by the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding shall not be voted on the determination.

        SECTION 4. Partial Indemnification. If a person is entitled under this Article to indemnification by the Corporation for some or a portion of Liabilities and Expenses but not, however, for all of the total amounts thereof, the Corporation shall nevertheless indemnify such person for the portion thereof to which he is entitled.

        SECTION 5. Specific Limitations On Indemnification. Notwithstanding anything in these Bylaws to the contrary, the Corporation shall not be obligated to make any payment under this Article for indemnification for Liabilities and Expenses in connection with Proceedings settled without the consent of the Corporation, which consent, however, shall not be unreasonably withheld.

        SECTION  6.  Payment  and  Factual   Determinations.   If  a  claim  for
indemnification or advancement of expenses under this Article is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may, at any time thereafter, bring suit against the Corporation to recover the unpaid amount of the claim. The claimant shall also be entitled to be paid the expenses of prosecuting such claim to the extent he is successful in whole or in part on the merits or otherwise in establishing his right to indemnification or to the advancement of expenses.

        SECTION 7. Other Rights. The right to indemnification, including the right to the advancement of expenses, conferred in this Article shall not be exclusive of any other rights to which a person seeking indemnification or advancement of expenses hereunder may be entitled under any Articles of
Incorporation, Bylaws, agreement, vote of shareholders or directors, or otherwise. Subject to applicable law, to the extent that any rights to indemnification or advancement of expenses of such person under any such Articles of Incorporation, Bylaw, agreement, vote of shareholders or directors, or otherwise, are broader or more favorable to such person, the broader or more favorable rights shall control.

        The Corporation shall have the express authority to enter into such agreements as the Board of Directors deems appropriate for the indemnification of, including the advancement of expenses to, present or future directors, officers, employees and agents of the Corporation in connection with their service to, or status with, the Corporation or any other corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan, for whom such person is serving at the request of the Corporation.

        SECTION 8. Trust. The Corporation may create a fund of any nature which may, but need not, be under the control of a trustee, or otherwise to secure or insure in any manner its indemnification obligations, including its obligation to advance expenses, whether arising under or pursuant to this Article or otherwise.

        SECTION 9. Insurance. The corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by that individual in that capacity or arising from the individual's status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify that individual against the same liability.

        SECTION 10. Contract. The right to indemnification, including the right to advancement of expenses provided herein, shall be a contract right, shall continue as to a person who has ceased to be a director, officer, employee, or to serve in any other of the capacities described in Section 1, and shall inure to the benefit of the heirs, personal representatives, executors and administrators of such person. Notwithstanding any amendment, alteration, or repeal of this Article or any of its provisions or the adoption of any provision inconsistent with the Article or any of its provisions, any person, shall be entitled to indemnification, including the right to the advancement of expenses, in accordance with the provisions hereof with respect to any action taken or omitted prior to such amendment, alteration, or repeal or adoption of such inconsistent provision, except to the extent such amendment, alteration, repeal, or inconsistent provision provides broader rights with respect to indemnification, including the advancement of expenses, than the Corporation was permitted to provide prior to the amendment, alteration, repeal, or the adoption of such inconsistent provision or to the extent otherwise prescribed by law.

        SECTION 11. Subrogation. In the event of any payment under this Article, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.

        SECTION 12. Notice of Proceedings. Indemnitee agrees promptly to notify the Corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder, but Indemnitee's omission to so notify the Corporation shall not relieve the Corporation from any liability which it may have to Indemnitee under this Article unless such omission materially prejudices the rights of the Corporation (including without limitation, the Corporation having lost significant substantive or procedural rights with respect to the defense of any Proceeding). If such omission does materially prejudice the rights of the Corporation, the Corporation shall be relieved from liability under this Article only to the extent of such prejudice; but such omission will not relieve the Corporation from any liability which it may have to Indemnitee otherwise than under this Article.

        SECTION 13. Defense of Claims. The Corporation will be entitled to participate at its own expense in any Proceeding of which it has notice. The Corporation jointly with any other indemnifying party similarly notified of any Proceeding will be entitled to assume the defense of Indemnitee therein, with counsel reasonably satisfactory to Indemnitee. After notice from the Corporation to Indemnitee of its election to assume the defense of Indemnitee in any Proceeding, the Corporation will not be liable to Indemnitee under this Article for any Expenses subsequently incurred by Indemnitee in connection with the defense thereof, except as otherwise provided below. Indemnitee shall have the right to employ its own counsel in any such Proceeding but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless: (i) the employment of counsel by Indemnitee has been authorized by the Corporation; or
(ii) the Corporation shall not in fact have employed counsel to or cannot in good faith without conflict assume the defense of Indemnitee in such Proceeding or such counsel has not in fact assumed such defense; in each of which case the fees and expenses of Indemnitee's counsel shall be advanced by the Corporation.

        SECTION 14. Other Entities. The board of directors may by resolution provide for indemnification to officers, directors, or employees of other entities not otherwise provided indemnification herein as it determines appropriate.

        SECTION 15. Employee Benefit Plans. A director, officer, or employee is considered to be serving an employee benefit plan at the Corporation's request if such person's duties to the Corporation also imposed duties on, or otherwise involves services by, that person to the plan or to the participants in or beneficiaries of the plan.

                                  ARTICLE VII.
                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

        SECTION 1. Certificates for Shares. Every holder of shares in the Corporation shall be entitled to have a certificate in such form as may be determined by the Board of Directors. Such certificates shall be signed by the President or Vice President and by the Secretary or Assistant Secretary and shall be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the President or Vice President and the Secretary or Assistant Secretary or other persons signing for the Corporation upon a certificate may be facsimiles. If the certificate is countersigned by a transfer agent or registered by a registrar, the signatures of the person signing for such transfer agent or registrar also may be facsimiles. In case any officer or other authorized person who has signed or whose facsimile signature has been place upon such certificate for the Corporation, shall have ceased to be such officer or employee or agent before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer or employee or agent at the date of its issue. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

        SECTION 2. Transfer of Shares. Transfers of shares of the Corporation shall be made only on the books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

        SECTION 3. Registered Shareholder. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                  ARTICLE VIII.
                                   FISCAL YEAR

        SECTION 1. Fiscal Year. This Corporation shall operate on a fiscal year basis beginning September 1 of each year and ending August 31 of the following year.

                                   ARTICLE IX.
                                    DIVIDENDS

        SECTION 1. Dividends. The Board of Directors, from time to time, may declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

                                   ARTICLE X.
                                WAIVER OF NOTICE

        SECTION 1. Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE XI.
                                   AMENDMENTS

        SECTION 1. Amendments. Except where otherwise specifically noted, these Bylaws may be altered, amended or repealed and new Bylaws may be adopted at any meeting of the Board of Directors of the Corporation by a majority vote of the directors present at the meeting.